SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2005

(exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
11760 U.S. Highway One Suite 500 North Palm Beach, Florida	33408
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:   (561) 630-2400__

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2005 and January 25, 2005, Bankrate, Inc. (“Bankrate”) entered into exclusive agreements (the “agreements”) with LowerMyBills.com and iHomeowners, Inc. (the “companies”), respectively. Under the terms of the agreements, Bankrate will run graphic advertisements from the companies on its home page, mortgage and refinance channels, calculators, and other areas of the Bankrate Web site on a category exclusive basis. Bankrate may also participate in a performance-based revenue sharing opportunity with each of the companies. The agreements continue until the later of December 31, 2005 or such time as Bankrate delivers the total number of advertising impressions specified in the agreements.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(1)	None.

(b)	Proforma financial information.

(1)	None.

(c)	Exhibits.

99.1 Text of press release of Bankrate, Inc. dated January 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: January 26, 2005	by:	/s/ Robert J. DeFranco
Robert J. DeFranco
Senior Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Text of press release dated January 26, 2005.